Exhibit 3

ANNOUNCEMENT OF EXPIRATION AND FINAL RESULTS OF QUALIFIED RECOVERY RELATING TO THE NOTES ISSUED BY
OI S.A. – UNDER JUDICIAL REORGANIZATION,

PORTUGAL TELECOM INTERNATIONAL FINANCE B.V. – UNDER JUDICIAL REORGANIZATION

AND

OI BRASIL HOLDINGS COÖPERATIEF U.A. – UNDER JUDICIAL REORGANIZATION

RIO DE JANEIRO, RJ, BRAZIL, July 20, 2018 — Oi S.A. – Under Judicial Reorganization (“Oi”), Portugal Telecom International Finance B.V. – Under Judicial Reorganization (“PTIF”) and Oi Brasil Holdings Coöperatief U.A. – Under Judicial Reorganization (“Oi Coop”; and together with Oi and PTIF, collectively the “Issuers”) announce today the expiration and final results of its previously announced settlement procedures for Qualified Holders to receive the Qualified Recovery applicable to the following series of notes:

•         Oi’s 9.75% Senior Notes due 2016 (CUSIP/ISIN Nos. 10553M AC5/US10553MAC55 and P18445 AF6/USP18445AF68);

•         Oi’s 5.125% Senior Notes due 2017 (ISIN No. XS0569301830 and XS0569301327);

•         Oi’s 9.50% Senior Notes due 2019 (CUSIP/ISIN Nos. 87944L AD1/US87944LAD10 and P9037H AK9/USP9037HAK97);

•         Oi’s 5.50% Senior Notes due 2020 (CUSIP/ISIN Nos. 87944L AE9/US87944LAE92, P9037H AL7/USP9037HAL70 and 87944L AF6/USP87944LAF67);

•         PTIF’s 6.25% Notes due 2016 (ISIN No. PTPTCYOM0008);

•         PTIF’s 4.375% Notes due March 2017 (ISIN No. XS0215828913);

•         PTIF’s 5.242% Notes due November 2017 (ISIN No. XS0441479804);

•         PTIF’s 5.875% Notes due 2018 (ISIN No. XS0843939918);

•         PTIF’s 5.00% Notes due 2019, (ISIN No. XS0462994343);

•         PTIF’s 4.625% Notes due 2020 (ISIN No. XS0927581842);

•         PTIF’s 4.50% Notes due 2025 (ISIN No. XS0221854200);

•         Oi Coop’s 5.625% Senior Notes due 2021 (ISIN No. XS1245245045 and XS1245244402); and

•         Oi Coop’s 5.75% Senior Notes due 2022 (CUSIP/ISIN Nos. 10553M AD3/US10553MAD39 and P18445 AG4/USP18445AG42) (collectively, the “Notes”).

Capitalized terms used herein and not otherwise defined herein have the meanings set forth in the Information Statement dated June 15, 2018 (as supplemented by the Supplement to the Information Statement dated July 3, 2018, the “Information Statement”).

The deadline for Qualified Holders to validly participate and surrender their Notes in connection with the Qualified Recovery Settlement expired at 5:00 p.m., New York City time, on Thursday July 12, 2018 (the “Expiration Date”).

The Issuers hereby announce that as of the Expiration Date, U.S.$8,455,647,737 in aggregate Bondholder Credits represented by the outstanding Notes, representing approximately 86.35% of the Bondholder Credits represented by the outstanding Notes, have been validly surrendered in accordance with the procedures set forth in the Information Statement and the Issuers have accepted all of such Notes for settlement.

The settlement date is expected to be on or prior to July 31, 2018 (the “Settlement Date”).

Prior to the Settlement Date, the Information Agent will publish on the Election Website (https://www.dfkingltdevents.com) an Acceptance Notice for each Qualified Holder that validly participated and surrendered its Notes, in accordance with the settlement procedures set forth in the Information Statement. Qualified Holders may access their Acceptance Notices through the ‘My Entitlements’ page of the Election Website.

Qualified Holders that validly participated and surrendered a principal amount of Notes equal to or less than the principal amount of the respective series of Notes that appear on the Qualified Election List for such Qualified Holder at or prior to the Expiration Date will be eligible to receive the Qualified Recovery.  See the Information Statement for more information regarding the Qualified Recovery.

The issuance of the New Shares portion of the Qualified Recovery was subject to pre-emptive rights to which existing holders of common shares and preferred shares of Oi were entitled, in accordance with Brazilian law.  In connection with these pre-emptive rights, Oi will also issue 0.076923076660 Warrants to the subscribers of the New Shares, for each New Share subscribed. This pre-emptive rights offering expired on July 16, 2018 (the “Pre-Emptive Rights Expiration Date”).

As of the Pre-Emptive Rights Expiration Date, the total number of New Shares subscribed for in the pre-emptive rights offering was 68,263 at a subscription price of R$7.00 per New Share, which also entitles such subscribers to a total of 5,197 Warrants.  The number of New Shares and Warrants to be issued pursuant to the Qualified Recovery Settlement has been reduced by the number of New Shares (and related Warrants) of Oi subscribed for in the pre-emptive rights offering. As a result, Qualified Holders will receive for each US$1,000 of Bondholder Credits accepted in accordance with the settlement procedures (subject to rounding as described in the Information Statement):

•         US$195.61 aggregate principal amount of the New Notes (CUSIP: P7354PAA2; ISIN: USP7354PAA23)

•         35.82 ADSs (CUSIP: 670851500; ISIN: US6708515001) representing 179.08 New Shares (CUSIP: 670851401; ISIN: US6708514012);

•         2.75 ADSs (CUSIP: 670851500; ISIN: US6708515001) representing 13.75 PTIF-Held Shares (CUSIP: 670851401; ISIN: US6708514012);

•         2.75 ADWs (CUSIP: 670851609; ISIN: US6708516090) representing Warrants (ISIN: BROIBRN01OR5) to acquire ADSs representing 13.78 common shares of Oi; and

•         US$0.01 in cash.

On the date hereof, Oi’s Board of Directors met and approved the issuance of 1,514,299,603 New Shares and 116,480,467 Warrants to (i) Oi’s shareholders that participated in the pre-emptive rights offering and (ii) Qualified Holders whose Notes were accepted in the settlement of the Qualified Recovery.

Qualified Holders that did not validly participate and surrender their Notes in accordance with the settlement procedures set forth in the Information Statement will ONLY be entitled to receive the Default Recovery.

Copies of the Information Statement are available through the settlement website at https://sites.dfkingltd.com/oisettlement.

The Qualified Recovery was offered in reliance on an order from a United States bankruptcy court that granted the Issuers relief from the registration requirements of the United States Securities Act of 1933, as amended, pursuant to Section 1145 of the U.S. bankruptcy code.

Special Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Brazilian applicable regulation. Statements that are not historical facts, including statements regarding the beliefs and expectations of the Issuers, business strategies, future synergies and cost savings, future costs and future liquidity are forward-looking statements. The words “will,” “may,” “should,” “could,” “anticipates,” “intends,” “believes,” “estimates,” “expects,” “forecasts,” “plans,” “plans,” “targets,” “goal” and similar expressions, as they relate to the Issuers or their management,  are intended to identify forward-looking statements. There is no guarantee that the expected events, tendencies or expected results will actually occur, or that the Qualified Recovery will occur on the terms described, or at all. Such statements reflect the current views of management of the Issuers and are subject to a number of risks and uncertainties. Such statements are based on many assumptions and factors, including general economic and

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market conditions, industry conditions, corporate approvals, operational factors and other factors. Any changes in such assumptions or factors could cause actual results to differ materially from current expectations. All forward-looking statements attributable to the Issuers or their affiliates, or persons acting on their behalf, are expressly qualified in their entirety by the cautionary statements set forth in this paragraph. Undue reliance should not be placed on such statements. Forward-looking statements speak only as of the date they are made. Except as required under the Brazilian or U.S. federal securities laws or the rules and regulations of the CVM, the SEC or of regulatory authorities in other applicable jurisdictions, The Issuers and their affiliates disclaim any obligation to update, revise or publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements. You are advised, however, to consult any further disclosures the Issuers make on related subjects in reports and communications that the Issuers file with the CVM and the SEC.

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